Exhibit No. 32.2
CERTIFICATION
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of RPM International Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q/A for the quarter ended November 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.
Dated: January 29, 2008

/s/ Ernest Thomas
Ernest Thomas
Senior Vice President and Chief Financial Officer

     The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.